Enviro-Safe Corporation
14B Jan Sebastian Drive
Sandwich, MA 02563
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PH (508)888-5478                                           FX (508)888-9093


February 11, 2008

Doris Christiani


RE:      Agreement regarding Convertible Debenture

In addition to the terms in the attached convertible Debenture, the following terms will apply: 1. In the event the Company prepays the Convertible Debenture, there will be a 20% pre-payment penalty.

2. In the event TD Banknorth loans the Company >$1,000,000 within 60 days of the date of the Convertible Debenture, all parties agree to convert at the conversion rate defined in the Convertible Debenture.

3. In the event of conversion, the Company will pay the equivalent interest as if there was no conversion for a period of two years.

4. For each dollar invested, the Company will issue to the holder one (1) warrant to purchase one share of common stock at .10/share with a five year expiration date 5 year.


Signed:

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James F. Green
Chief Executive Office
GS EnviroServices, Inc.


I acknowledge I have read and agree to the terms of the convertible debenture and the above conditions.


Signed:

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Doris Christiani